UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)—April 8, 2008

ASSURED GUARANTY LTD.

(Exact name of registrant as specified in its charter)

Bermuda	001-32141	98-0429991
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Assured Guaranty Ltd.

30 Woodbourne Avenue

Hamilton HM 08 Bermuda

(Address of principal executive offices)

Registrant’s telephone number, including area code: (441) 299-9375

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

On April 8, 2008, the Company completed the sale of 10,651,896 common shares of the Company to investment funds (the “Investor”) affiliated with WL Ross & Co. LLC at a price of $23.47 per share, resulting in proceeds to the Company of $250.0 million pursuant to an investment agreement (the “Investment Agreement”) dated as of  February 28, 2008 between the Company and the Investor.  These shares constitute the “Initial Shares” under the Investment Agreement.

The offer and sale of these common shares was in reliance on the exemption from registration provided by Section 4(2) of the Securities Act.  The Company relied on this exemption from registration based in part on representations made by the Investor, including representations regarding investment intent, compliance with registration requirements, knowledge and experience and accredited investor status.  The Company has agreed to file a shelf registration statement covering the resale of the common shares sold to the Investor pursuant to the Investment Agreement.

A copy of the press release announcing the closing of the Investment Agreement and the appointment of Mr. Ross (as disclosed in Item 5.02) is attached as Exhibit 99.1

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d)  On April 8, 2008, the Company appointed Wilbur L. Ross, Jr. as a director of the Company, effective immediately following the annual general meeting of shareholders of the Company, to be held on May 8, 2008.  He will hold office until the 2009 annual general meeting of shareholders of the Company.

As previously disclosed in the Company’s annual report on Form 10-K for the year ended December 31, 2007, the Investment Agreement (as defined in Item 3.02) required, in connection with the closing of the issuance of the Initial Shares (as defined in Item 3.02), that Mr. Wilbur Ross be appointed, effective immediately after the Company’s 2008 annual general meeting of shareholders, as a director of the Company for a term expiring at the Company’s 2009 annual general meeting of shareholders.  Thereafter, as long as the Investor beneficially owns common shares acquired under the Investment Agreement with an aggregate purchase price of $250,000,000 or more, the Company’s Nominating and Governance Committee will nominate, and the Company’s Board of Directors will recommend to the Company’s shareholders, the election as director of Mr. Ross or, if Mr. Ross is no longer actively involved in the day-to-day operations of the Investor, a designee of the Investor reasonably acceptable to the Company’s Nominating and Governance Committee.

Mr. Ross has not yet  been appointed to any committee of the Board of Directors.

The Company will enter  into an indemnification agreement with Mr. Ross in the form it has used for other directors and executive officers.

A further description of the Investment Agreement and the Company’s transactions with Mr. Ross, the Investor and their affiliates can be found in Item 9B of the Company’s annual report on Form 10-K for the year ended December 31, 2007 and in the sections of the Company’s definitive proxy statement with respect to its 2008 annual general meeting of shareholders filed with the Securities Exchange Commission on March 31, 2008 entitled “What Related Person Transactions Do We Have? —Relationships with WLR Recovery Fund IV, L.P” and “Proposal No. 2: Approval of the Issuance of Common Shares to WLR Recovery Fund IV, L.P. and/or its Affiliates at the Option of the Company—Summary Description of the Transaction”, which are hereby incorporated herein by reference.

A copy of the press release announcing the closing of the Investment Agreement (as disclosed in Item 3.02) and the appointment of Mr. Ross is attached as Exhibit 99.1.

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Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release dated April 8 , 2008

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ASSURED GUARANTY LTD.

By:	/s/ JAMES M. MICHENER
Name: James M. Michener
Title: General Counsel

DATE:  April 9, 2008